UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2017 (April 18, 2017)

Commission File Number: 0-6054

      STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	84-1430786
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2501 N. Hayden Road, #103

Scottsdale, AZ 85257

(Address of principal executive offices) (Zip Code)

(480) 425-0397

(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

(a)	Departure of Director

On April 18, 2017, Mr. Craig Wheaton resigned from his position as Director of Star Buffet, Inc. (the “Company”), which resignation was effective on that date. Mr. Wheaton’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, polices or practices.

(b)	Election of Director

On April 18, 2017, the Company’s Board of Directors, by unanimous written consent, elected Mary-Whitney “Mamie” Wheaton to serve on the Company’s Board of Directors.

Ms. Wheaton is a Certified Financial Planner professional. Since August 2016, Ms. Wheaton has been employed with LearnVest, a financial planning company. She currently holds the position of Manager of Advice Excellence and Brand Voice. Previously, Ms. Wheaton spent over eight years, beginning in July 2008, with The Vanguard Group, holding various positions including Senior Wealth Management Consultant. She has FINRA Series 6, 7 and 63 licenses. Ms. Wheaton graduated from the University of Arizona in 2008 with a BA degree in Communications, with a minor in Business. Ms. Wheaton is the daughter of Robert E. Wheaton, Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

Ms. Wheaton will receive $2,000 for each regularly scheduled board meeting attended, $1,500 for each regularly scheduled committee meeting attended and $500 for each specially-called telephonic board or committee meeting. All directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board of Directors and committee meetings. All non-employee directors are eligible for stock options grants and equity-based compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR BUFFET, INC. AND SUBSIDIARIES

April 20, 2017	By:	/s/ ROBERT E. WHEATON
Robert E. Wheaton
Chairman of the Board,
President, Chief Executive Officer and
Principal Executive Officer

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